Exhibit 99.01

Imperva Announces First Quarter 2012 Financial Results

•	Total revenue of $21.5 million during the first quarter, up 31% year-over year

•	Q1 GAAP and non-GAAP operating loss of $3.2 million and $2.5 million, respectively

•	Total deferred revenue increased 52% year over year to $35.2 million

Redwood Shores, Calif. – May 3, 2012 — Imperva, Inc. (NYSE: IMPV), a pioneer and leader of a new category of data security solutions for high-value business data in the data center, today announced financial results for the first quarter ended March 31, 2012.

“We had a strong start to the year driven by growing demand for our comprehensive, fully integrated solution along with solid sales of recently launched products,” stated Shlomo Kramer, President and Chief Executive Officer of Imperva. “We performed well across all of our key operating metrics as we leveraged the investments made in our global sales infrastructure and continued to gain traction with our channel partners. Looking ahead, with a healthy pipeline of business and expanding product line, we believe that we are well positioned to expand our share in the growing data center security market.”

First Quarter 2012 Financial Highlights

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Revenue: Total revenue for the first quarter of 2012 was $21.5 million, an increase of 31% compared to $16.4 million in the first quarter of 2011. Within total revenue, product revenue was $12.1 million, an increase of 21% compared to the first quarter of 2011. Services revenue increased 47% year over year to $9.4 million and accounted for 44% of total revenue, up from 39% in the first quarter of 2011. Within service revenue, overall subscription revenue grew 203% to $670,000 compared to the first quarter of 2011.

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Operating Loss: Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $3.2 million for the first quarter compared to a loss of $3.1 million during the first quarter in 2011. GAAP results included stock-based compensation expense of $0.7 million for the first quarter of 2012 and $0.3 million for the first quarter of 2011. Non-GAAP operating loss for the first quarter was $2.5 million, compared to a loss of $2.8 million during the same period in 2011, excluding the above mentioned charges.

•

Net Loss: GAAP net loss attributable to Imperva stockholders for the first quarter was $3.3 million, or $0.15 per share based on 22.3 million weighted average diluted shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $3.2 million, or $0.63 per share based on 5.1 million weighted average shares outstanding in the prioryear period.

NonGAAP net loss attributable to Imperva stockholders for the first quarter of 2012 was $2.6 million, or $0.12 per share based on 22.3 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $2.9 million, or $0.18 per share based on 15.8 million weighted average diluted shares outstanding in the prior year period.

Both GAAP and non-GAAP loss per share attributable to Imperva stockholders for the first quarter ended March 31, 2012 adjust for the loss attributable to Imperva’s non controlling interest in Incapsula. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•	Balance Sheet: As of March 31, 2012, Imperva had cash, cash equivalents and investments of $100.6 million.

First Quarter 2012 Operating Highlights

•	The number of deals booked with a value over $100,000 increased 73% year over year to 57 during the first quarter.

•	Total deferred revenue of $35.2 million was up 52% compared to $23.1 million in the prior year period.

•	The company added 89 new customers during the quarter and now has over 1,800 customers in more than 50 countries around the world.

•

Imperva released its latest Hacker Intelligence Initiative report exploring how Local and Remote File Inclusion (RFI/LFI) attacks enable hackers to execute malicious code and steal data through the manipulation of a company’s web server.

•	Imperva analyzed a high-profile ‘Anonymous’ attack using its Application Defense Center (ADC), which reported on the attack from start to finish.

Business Outlook

The following forward-looking statements reflect expectations as of May 3, 2012. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Second Quarter Expectations — Ending June 30, 2012

Imperva expects total revenue for the second quarter of 2012 to be in the range of $23.3 million to $23.8 million, representing growth in the range of 24% to 26% compared to the same period in 2011. The company expects in the second quarter of 2012 non-GAAP gross margins of approximately 79%. Further, Imperva expects in the second quarter of 2012 non-GAAP operating loss to be in the range of $1.2 million to $1.4 million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $1.1 million to $1.3 million, or a loss of $0.04 to $0.05 per share, which excludes stock-based compensation expense.

Full Year Expectations — Ending December 31, 2012

Imperva expects total revenue for 2012 to be in the range of $98.0 million to $100.0 million, or up 25% to 28% compared to 2011. Imperva expects in 2012 non-GAAP gross margins of approximately 80%. Further, the company expects in 2012 non-GAAP operating loss to be in the range of $3.3 million to $3.7 million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $2.8 million to $3.2 million, or a loss of $0.12 to $0.14, which excludes stock-based compensation expense. Imperva expects capital expenditures for the full year to be in the range of $2.0 million to $2.5 million. Finally, the company expects to generate positive cash flow from operations in 2012.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the first quarter ended March 31, 2012. To access this call, dial 800.967.7141 for the U.S. and Canada or 719.457.2643 for international callers with conference ID #1471551. A live webcast of the conference call will be accessible from the investors page of Imperva’s website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through May 17, 2012, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode 1471551.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these nonGAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The nonGAAP financial measures used by Imperva include historical nonGAAP net loss and nonGAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation from the Imperva unaudited condensed consolidated statement of operations and give pro forma effect to the conversion of convertible preferred stock and issuance of common stock in connection with Imperva’s initial public offering as if both had happened at the beginning of each period presented.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these nonGAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the nonGAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Extension of Lock-Up Period

In connection with the company’s initial public offering, the underwriters and certain holders of Imperva common stock entered into agreements restricting the sale or transfer of shares of common stock during the 180-day period following the date of the IPO prospectus. These agreements provide for an automatic extension in the event the company announces that it will release financial results or other material news within the last 17 days of the lock-up period or the 15-day period following the originally-scheduled expiration of the agreements (to instead extend through the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event). These agreements were originally scheduled to expire on May 6, 2012. As a result of the company’s release of its financial results today, the lock-up agreements described above will be automatically extended through May 20, 2012.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding Imperva’s “Business Outlook” (“Second Quarter Expectations – Ending June 30, 2012” and “Full Year Expectations – Ending December 31, 2012”); Imperva’s expectations regarding growing demand for its comprehensive, fully integrated solution; the company’s belief that it will continue to gain traction with its channel partners; Imperva’s belief that its pipeline of business and expanding product line up will continue to expand; the company’s belief that it is well positioned to expand its share in the growing data center security market; and Imperva’s belief that the data center security market will grow quickly. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our data security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle data security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 28, 2012 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva is a pioneer and leader of a new category of data security solutions for high-value business data in the data center. With more than 1,800 end-user customers and thousands of organizations protected through cloud-based deployments, Imperva’s customers include leading enterprises, government organizations, and managed service providers who rely on Imperva to prevent sensitive data theft from hackers and insiders. The award-winning Imperva SecureSphere identifies and secures high-value data across file systems, web applications and databases. For more information, visit www.imperva.com, follow us on Twitter or visit our blog.

© 2012 Imperva, Inc. All rights reserved. Imperva, the Imperva logo and SecureSphere are trademarks of Imperva, Inc.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Net revenue:
Products and license	$12,052	$9,978
Services	9,466	6,445

Total net revenue	21,518	16,423
Cost of revenue(1):
Products and license	1,854	1,371
Services	2,733	1,963

Total cost of revenue	4,587	3,334

Gross profit	16,931	13,089
Operating expenses(1):
Research and development	4,993	3,927
Sales and marketing	11,596	10,000
General and administrative	3,493	2,294

Total operating expenses	20,082	16,221

Loss from operations	(3,151)	(3,132)
Other income (expense), net	(70)	(89)

Loss before provision for income taxes	(3,221)	(3,221)
Provision for income taxes	153	116

Net loss	(3,374)	(3,337)
Loss attributable to noncontrolling interest	103	131

Net loss attributable to Imperva, Inc. stockholders	$(3,271)	$(3,206)

Net loss per share of common stock attributable to Imperva, Inc. stockholders, basic and diluted	$(0.15)	$(0.63)

Shares used in computing net loss per share of common stock, basic and diluted	22,304	5,075

(1) Stock-based compensation expense as included in above:
Cost of revenue	$55	$18
Research and development	127	18
Sales and marketing	261	58
General and administrative	225	189

Total stock-based compensation expense	$668	$283

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of March 31, 2012	As of December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$64,968	$96,025
Short-term investments	35,584	1,587
Restricted cash, current	587	687
Accounts receivable, net	19,456	25,736
Inventory	325	442
Deferred tax assets	261	246
Prepaid expenses and other current assets	2,022	1,352

Total current assets	123,203	126,075
Property and equipment, net	3,859	4,026
Severance pay fund	2,663	2,652
Restricted cash	666	666
Deferred tax assets	46	46
Other assets	377	77

Total assets	$130,814	$133,542

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$2,420	$3,534
Accrued compensation and benefits	6,566	7,491
Accrued and other current liabilities	3,187	4,408
Deferred revenue	24,346	21,982

Total current liabilities	36,519	37,415
Other liabilities	2,578	2,856
Deferred revenue	10,805	10,943
Accrued severance pay	3,097	2,760

Total liabilities	52,999	53,974
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	147,822	147,085
Accumulated deficit	(69,401)	(66,130)
Accumulated other comprehensive income (loss)	94	(616)

Total Imperva, Inc. stockholders’ equity	78,517	80,341
Noncontrolling interest	(702)	(773)

Total stockholders’ equity	77,815	79,568

Total liabilities, convertible preferred stock and stockholders’ equity	$130,814	$133,542

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Net loss	$(3,374)	$(3,337)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	411	368
Stock-based compensation	668	283
Revaluation of convertible preferred stock warrant liability	—	1
Amortization/accretion of premiums/discounts on ST investments	76	—
Changes in operating assets and liabilities:
Accounts receivable, net	6,280	2,652
Inventory	117	(155)
Prepaid expenses and other assets	(14)	(796)
Accounts payable	(1,114)	253
Accrued compensation and benefits	(925)	(582)
Accrued and other liabilities	(1,359)	476
Severance pay, net	326	35
Deferred revenue	2,226	1,929
Deferred tax assets	(15)	(76)
Other	(4)	43

Net cash provided by operating activities	3,299	1,094
Cash flows from investing activities:
Purchase of short-term investments	(34,903)	(367)
Proceeds from maturities of short-term investments	925	526
Purchase of property and equipment	(244)	(380)
Change in other assets	(300)	—
Change in restricted cash	100	705

Net cash provided by (used in) investing activities	(34,422)	484
Cash flows from financing activities:
Proceeds from exercise of stock options	103	280
Repayment of revolving credit facility	—	(501)

Net cash provided by (used in) financing activities	103	(221)
Effect of exchange rate changes on cash	(37)	19

Net increase (decrease) in cash and cash equivalents	(31,057)	1,376
Cash and cash equivalents at beginning of period	$96,025	$16,410

Cash and cash equivalents at end of period	$64,968	$17,786

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
GAAP operating loss	$(3,151)	$(3,132)
Plus:
Stock-based compensation expense	668	283

Non-GAAP operating loss	$(2,483)	$(2,849)

GAAP net loss attributable to Imperva, Inc. stockholders	$(3,271)	$(3,206)
Plus:
Stock-based compensation expense	668	283

Non-GAAP net loss	$(2,603)	$(2,923)

Weighted average shares outstanding, basic and diluted	22,304	5,075
Plus:
Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	—	10,761

Shares used in computing Non-GAAPnet loss per share, basic and diluted	22,304	15,836

Non-GAAP net loss, basic and diluted	$(0.12)	$(0.18)

- Due to rounding to the nearest tenth of a percent, totals may not equal the sum of the line items in the table above.

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Conversion of Preferred and Shares from Initial Public Offering: Imperva believes it is useful to provide a non-GAAP financial measure that gives pro forma effect to the conversion of preferred stock and issuance of common stock in connection with Imperva’s initial public offering as if both had happened at the beginning of each period presented in order to have an alternative way to evaluate per share performance on a comparative basis.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com